Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports June 2018
Operational Performance

CHICAGO, July 10, 2018 - United Airlines (UAL) today reported June 2018 operational results.
UAL’s June 2018 consolidated traffic (revenue passenger miles) increased 7.2 percent and consolidated capacity (available seat miles) increased 4.2 percent versus June 2017. UAL’s June 2018 consolidated load factor increased 2.5 points compared to June 2017.

June Highlights

•
As part of a previously announced $8 million commitment, announced a total of $3 million in grants to our hub communities in Houston; Washington, DC; and Denver - $1 million to the Houston Food Bank in support of its School Market program, $1 million to the Year Up National Capital Region, and $1 million to Warren Village, a Denver nonprofit organization.

•	Completed the best on-time departure rate of any summer month and the fewest controllable cancellations of any June in United history.

•	Introduced the new United Explorer Card which offers additional benefits, travel credits and discounts.

•	Became the first North American carrier to operate the fuel efficient Boeing 737 MAX 9 aircraft.

•	Opened the new United Polaris lounge at George Bush Intercontinental Airport in Houston, the third of four Polaris lounges expected to open this year.

About United
United Airlines and United Express operate approximately 4,600 flights a day to 357 airports across five continents. In 2017, United and United Express operated more than 1.6 million flights carrying more than 148 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 757 mainline aircraft and the airline's United Express carriers operate 551 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 193 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United's parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol "UAL".

United Reports June 2018 Operational Performance / Page 2

Preliminary Operational Results

	June			Year-to-Date
	2018	2017	Change	2018	2017	Change

REVENUE PASSENGER MILES (000)
Domestic	12,402,046	11,486,442	8.0%	63,090,862	59,337,722	6.3%
Mainline	10,252,388	9,606,457	6.7%	51,344,799	48,546,418	5.8%
Regional	2,149,658	1,879,985	14.3%	11,746,063	10,791,304	8.8%
International	9,339,438	8,802,176	6.1%	46,702,674	44,629,377	4.6%
Atlantic	4,337,220	3,840,347	12.9%	18,188,214	16,309,965	11.5%
Pacific	3,038,212	3,020,271	0.6%	16,987,537	16,763,543	1.3%
Latin	1,964,006	1,941,558	1.2%	11,526,923	11,555,869	(0.3)%
Mainline	1,886,125	1,871,725	0.8%	11,074,497	11,116,666	(0.4)%
Regional	77,881	69,833	11.5%	452,426	439,203	3.0%
Consolidated	21,741,484	20,288,618	7.2%	109,793,536	103,967,099	5.6%

AVAILABLE SEAT MILES (000)
Domestic	13,935,904	13,140,909	6.0%	74,100,164	69,663,220	6.4%
Mainline	11,444,210	10,900,210	5.0%	59,892,389	56,547,402	5.9%
Regional	2,491,694	2,240,699	11.2%	14,207,775	13,115,818	8.3%
International	10,720,097	10,523,689	1.9%	58,578,845	57,611,511	1.7%
Atlantic	4,893,280	4,691,113	4.3%	23,157,597	22,262,483	4.0%
Pacific	3,534,361	3,530,620	0.1%	21,625,592	21,279,851	1.6%
Latin	2,292,456	2,301,956	(0.4)%	13,795,656	14,069,177	(1.9)%
Mainline	2,191,939	2,209,517	(0.8)%	13,183,048	13,437,289	(1.9)%
Regional	100,517	92,439	8.7%	612,608	631,888	(3.1)%
Consolidated	24,656,001	23,664,598	4.2%	132,679,009	127,274,731	4.2%

PASSENGER LOAD FACTOR
Domestic	89.0%	87.4%	1.6 pts	85.1%	85.2%	(0.1) pts
Mainline	89.6%	88.1%	1.5 pts	85.7%	85.9%	(0.2) pts
Regional	86.3%	83.9%	2.4 pts	82.7%	82.3%	0.4 pts
International	87.1%	83.6%	3.5 pts	79.7%	77.5%	2.2 pts
Atlantic	88.6%	81.9%	6.7 pts	78.5%	73.3%	5.2 pts
Pacific	86.0%	85.5%	0.5 pts	78.6%	78.8%	(0.2) pts
Latin	85.7%	84.3%	1.4 pts	83.6%	82.1%	1.5 pts
Mainline	86.0%	84.7%	1.3 pts	84.0%	82.7%	1.3 pts
Regional	77.5%	75.5%	2.0 pts	73.9%	69.5%	4.4 pts
Consolidated	88.2%	85.7%	2.5 pts	82.8%	81.7%	1.1 pts

ONBOARD PASSENGERS (000)
Mainline	10,663	10,087	5.7%	54,191	51,909	4.4%
Regional	3,992	3,476	14.8%	21,362	19,443	9.9%
Consolidated	14,655	13,563	8.1%	75,553	71,352	5.9%

CARGO REVENUE TON MILES (000)
Total	287,874	279,974	2.8%	1,672,216	1,575,732	6.1%

OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	63.2	64.5	(1.3) pts
Mainline Completion Factor	99.5	99.5	0.0 pts

1Based on mainline scheduled flights departing by or before scheduled departure time
Note: See Part II, Item 6, Selected Financial Data, of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the definitions of these statistics

United Reports June 2018 Operational Performance / Page 3

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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